PERFICIENT®

vision. execution. value.

Q3 2017 FINANCIAL RESULTS

November 2, 2017

S&P SmallCap 600

PRFT NASDAQ GLOBAL SELECT

Russell 2000® INDEX



SAFE HARBOR STATEMENT

The adjusted GAAP and GAAP earnings per share goals, as well as effective income tax rate and fully diluted shares for 2017, outlined in this presentation are estimates of future company performance and are forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risk and uncertainties and are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this presentation. These risks and uncertainties include, but are not limited to, the impact of the general economy and economic uncertainty on our business; uncertainties resulting from changes to policies and laws following the U.S. elections in November 2016; client demand for our services and solutions; maintaining a balance of our supply of skills and resources with client demand; effectively competing in a highly competitive market; protecting our clients' and our data and information; risks from international operations including fluctuations in exchange rates; changes to immigration policies; obtaining favorable pricing to reflect services provided; adapting to changes in technologies and offerings; risk of loss of one or more significant software vendors; making appropriate estimates and assumptions in connection with preparing our consolidated financial statements; changes to tax levels, audits, investigations, tax laws or their interpretation; legal liabilities including intellectual property protection and infringement or the disclosure of personally identifiable information; risks associated with managing growth organically and through acquisitions; and risks detailed from time to time in the Company's filings with Securities and Exchange Commission, including the most recent Form 10-K and Form 10-Q.

RECONCILIATION OF ADJUSTED GAAP MEASURES

The following table provides a reconciliation of Perficient, Inc. GAAP EPS guidance to Adjusted EPS guidance:

	Q4 2017		Full Year 2017	
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$ 0.13	$ 0.24	$ 0.49	$ 0.60
Non-GAAP Adjustment (a):				
Non-GAAP Reconciling Items	0.31	0.22	0.98	0.89
Tax Effect of Above Reconciling Items	(0.12)	(0.08)	(0.36)	(0.32)
Tax Effect of China Repatriation	-	-	0.07	0.07
Adjusted EPS	$ 0.32	$ 0.38	$ 1.18	$ 1.24

(a) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, acquisition costs, adjustments to fair value of contingent consideration, and write-off of unamortized credit facility fees, net of the tax effect of these adjustments and the China repatriation, divided by fully diluted shares. The Company currently expects its Q4 2017 and full year 2017 GAAP effective income tax rate to be 35.0% and 43.0%, respectively. The Company's estimates of fully diluted shares for 2017, by quarter, are included in the following table. These estimates could be affected by share repurchases and shares issued in conjunction with future acquisitions.

	Q1 Actual	Q2 Actual	Q3 Actual	Q4	Full Year
Fully Diluted Shares for 2017 (in millions)	34.3	33.7	34.0	34.1	34.1

Note further discussion and reconciliation of Perficient, Inc. non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished November 2, 2017.

OPERATING METRICS

(in thousands, except per share data)	THREE MONTHS ENDED SEPTEMBER 30,			NINE MONTHS ENDED SEPTEMBER 30,		
	2017	2016	% Change	2017	2016	% Change
Revenues	$ 123,738	$ 119,153	4%	$ 351,783	$ 367,391	-4%
Gross Profit Margin	$ 42,599	$ 36,412	17%	$ 118,065	$ 114,956	3%
Gross Profit Margin %	34.4%	30.6%		33.6%	31.3%	
Services Gross Margin Excluding Stock Compensation & Reimbursable Expenses	$ 42,738	$ 36,607	17%	$ 118,380	$ 114,377	3%
Margin %	37.4%	35.6%		37.0%	35.7%	
EBITDA Excluding Stock Compensation	$ 19,151	$ 15,131	27%	$ 50,133	$ 48,792	3%
% of Revenue	15.5%	12.7%		14.3%	13.3%	
Income from Operations	$ 10,957	$ 8,014	37%	$ 24,041	$ 25,722	-7%
% of Revenue	8.9%	6.7%		6.8%	7.0%	
Net Income	$ 7,027	$ 5,545	27%	$ 12,146	$ 16,766	-28%
% of Revenue	5.7%	4.7%		3.5%	4.6%	
Adjusted Net Income	$ 11,407	$ 9,055	26%	$ 29,304	$ 28,661	2%
% of Revenue	9.2%	7.6%		8.3%	7.8%	
GAAP EPS	$ 0.21	$ 0.16	31%	$ 0.36	$ 0.48	-25%
Amortization	0.12	0.09		0.32	0.28	
Stock Compensation	0.11	0.09		0.32	0.30	
Acquisition Costs/Earnout Adjustments	(0.02)	(0.01)		0.01	(0.03)	
Write-off of Unamortized Credit Facility Fees	-	-		0.01	-	
Tax Effect of Above Reconciling Items	(0.08)	(0.07)		(0.23)	(0.21)	
Tax Effect of China Repatriation	-	-		0.07	-	
Adjusted EPS	$ 0.34	$ 0.26	31%	$ 0.86	$ 0.82	5%

OPERATING METRICS

(in thousands)	Q3 2017	Q2 2017	% Change	Q3 2017	Q3 2016	% Change
Services Revenue (excluding reimbursable expenses)	$ 114,144	$ 104,794	9%	$ 114,144	$ 102,958	11%
Software and Hardware Revenue	$ 6,323	$ 9,270	-32%	$ 6,323	$ 11,184	-43%

Time & Materials ABR	Q3 2017	Q2 2017
North American Employees	$ 148	$ 145

Utilization	Q3 2017	Q2 2017
North American Employees (Organic)	80%	80%

Headcount	Q3 2017		Q2 2017	
	Average	Ending	Average	Ending
North American Billable Employees	1,672	1,671	1,529	1,636
Subcontractors	244	241	209	225
Offshore Billable Employees	638	641	633	636
Total Billable Headcount	2,554	2,553	2,371	2,497
SG&A Headcount	466	460	448	453
Total Headcount	3,020	3,013	2,819	2,950

SOLUTIONS DATA

Revenue by Solution (Top 10)	Q3 2017	Q2 2017	Q3 2016
Analytics	17%	19%	17%
Custom Applications	15%	10%	9%
Management Consulting	12%	10%	7%
Commerce	11%	12%	15%
Content Management	8%	10%	11%
Business Integration	7%	7%	8%
Platform	5%	6%	7%
Customer Relationship Management	5%	6%	5%
Portals/Collaboration	4%	4%	6%
Business Process Management	4%	4%	6%

INDUSTRY DATA

Revenue by Industry (Top 10)	Q3 2017	Q2 2017	Q3 2016
Healthcare/Pharma/Life Sciences	28%	27%	28%
Financial Services/Banking/Insurance	16%	15%	16%
Automotive and Transport Products	9%	10%	9%
Retail and Consumer Goods	9%	10%	15%
Manufacturing	9%	9%	4%
Electronics and Computer Hardware	8%	9%	9%
Telecommunications	6%	7%	6%
Business Services	4%	2%	2%
Leisure, Media and Entertainment	2%	3%	3%
Energy and Utilities	2%	2%	2%

PLATFORM DATA

Revenue by Platform	Q3 2017	Q2 2017	Q3 2016
IBM	29%	32%	35%
Microsoft	19%	11%	16%
Oracle	11%	12%	9%
Adobe	6%	4%	3%
Salesforce	4%	7%	4%
Magento	2%	3%	3%
Other Technologies	21%	24%	23%
Management Consulting*	8%	7%	7%

*Platform independent